BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**October 8, 2014 01:30 PM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on October 8, 2014 01:30 PM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:	**Name of Company:**
BC0649186	NEUROKINE PHARMACEUTICALS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

PRE-EXISTING COMPANY PROVISIONS

The company has resolved that the Pre-existing Company Provisions no longer apply to this company.